Exhibit 10-c

THIRD AMENDMENT
OF
ADC TELECOMMUNICATIONS, INC.
401(k) EXCESS PLAN
(2002 Restatement)

WHEREAS, ADC TELECOMMUNICATIONS, INC., a Minnesota corporation (the “Principal Sponsor”), by resolution of its Board of Directors, has heretofore established and maintained a nonqualified, unfunded, deferred compensation and supplemental retirement plan for the benefit of a select group of management or highly compensated eligible employees (the “Plan”), which in its most restated form, is embodied in a document entitled “ADC TELECOMMUNICATIONS, INC. 401(k) EXCESS PLAN (2002 Restatement),” as amended by two amendments (hereinafter collectively referred to the “Plan Statement”),  and

WHEREAS, The Retirement Committee of ADC Telecommunications, Inc. (the “Committee”) has been delegated the power to make further amendments of the Plan Statement which do not materially increase the cost of the Plan; and

WHEREAS, On September 4, 2002 but effective January 1, 2003, the Committee adopted a resolution removing the Plan’s eligibility grandfathering provision applicable to certain employees who were eligible to participate in the Plan before November 1, 2000 (as embodied in Section 2.2 of the Plan Statement).

NOW, THEREFORE, The Plan Statement is hereby amended consistent with the Committee’s resolution:

1.                 REMOVAL OF GRANDFATHERING PROVISION FOR ELIGIBILITY.  Effective for Plan Years beginning on or after January 1, 2003, Section 2.2 of the Plan Statement shall be deleted in its entirety without replacement.  Employees who are eligible to participate in this Plan pursuant to Section 2.2 shall become subject to the automatic cancellation rules in Section 2.4 for Plan Years beginning on or after January 1, 2003.

2.                 SAVINGS CLAUSE.  Save and except as hereinabove expressly amended, the Plan Statement shall continue in full force and effect.